UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2023

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 30, 2023, TypTap Insurance Group, Inc., a Florida corporation (“TTIG”) and a majority owned subsidiary of HCI Group, Inc., adopted and filed a Second Amended and Restated Articles of Incorporation (the “Amended TTIG Articles”) with the Florida Secretary of State for the purpose of authorizing an additional 1,000,000 shares of nonvoting Series A-2 Preferred Stock and an additional 1,000,000 shares of non-voting Common Stock. The Amended TTIG Articles were adopted solely to enable the exchange by CB Snowbird Holdings, L.P., a Delaware limited partnership (the “Investor”), of 1,000,000 shares TTIG Series A-1 Preferred Stock for an equal number of shares of Series A-2 Preferred Stock of TTIG. The exchange did not increase the net number of shares of TTIG capital stock issued and outstanding.

The foregoing description of the Amended TTIG Articles is summary in nature and is qualified by reference to the full copy of the Amended TTIG Articles attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit 10.1 Second Amended and Restated Articles of Incorporation of TypTap Insurance Group, Inc.

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCI GROUP, INC.

Date: July 7, 2023	By:	/s/ Andrew L. Graham
	Name:	Andrew L. Graham
	Title:	General Counsel